Exhibit 99.1

Contact:
Big 5 Sporting Goods Corporation
Barry Emerson
Sr. Vice President and Chief Financial Officer
(310) 536-0611
ICR, Inc.
John Mills
Senior Managing Director
(310) 954-1105
BIG 5 SPORTING GOODS CORPORATION ANNOUNCES APPOINTMENT OF
NEW SENIOR VICE PRESIDENT, BUYING
EL SEGUNDO, Calif., June 7, 2011 — Big 5 Sporting Goods Corporation (NASDAQ: BGFV), a leading sporting goods retailer, today announced that Boyd O. (“Bud”) Clark has been appointed Senior Vice President, Buying, effective August 1, 2011. Thomas J. Schlauch, who has served in that role for 19 years, has resigned from the position effective August 1.
Mr. Clark brings 35 years of retail experience, including 30 years as a buyer or merchandise manager. Mr. Clark has served in the Company’s Buying Department since 1992, and as Vice President, Buying, for the last 12 years. Prior to joining the Company, Mr. Clark was a buyer and divisional merchandise manager at another regional retailer and an independent manufacturer sales representative in the sporting goods industry.
Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer, stated, “We are excited to have Bud lead our buying and merchandising team as we continue our efforts to align our product offering with today’s consumer. With his wealth of experience and as a highly respected buyer in our industry, he has an ideal background to direct Big 5 Sporting Goods’ buying and merchandising programs. I am confident that Bud will be instrumental as we move forward with our business plan to deliver profitable growth.”
Mr. Schlauch has served Big 5 Sporting Goods in various capacities for 44 years. The Company intends to enter into an agreement with him under which he will provide transition services and assist in special projects for the Company.
Mr. Miller stated, “We are grateful to Tom for all of his contributions to our company over the past 44 years. During his tenure, we have grown our store base from just 11 stores in California to 396 stores in 12 states, and have grown annual revenue to nearly $900 million. I am pleased at the prospect of Tom continuing to assist us through this transition and being available to engage in special projects as we move forward under new leadership in our Buying Department.”

About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the western United States, operating 396 stores in 12 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and roller sports.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, continued or worsening weakness in the consumer spending environment and the U.S. financial and credit markets, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in cost of goods, operating expense fluctuations, litigation risks, disruption in product flow, changes in interest rates, credit availability, and higher costs associated with sources of credit resulting from uncertainty in financial markets and economic conditions in general. Those and other risks and uncertainties are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 2, 2011 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2011. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 undertakes no obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.
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